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Exhibit 21.1

List of Subsidiaries

Name of Subsidiary	State of Organization
Crosstex Asset Management GP, LLC	Delaware
Crosstex Asset Management, L.P.	Delaware
Crosstex Holdings, L.P.	Delaware
Crosstex Holdings GP, LLC	Delaware
Crosstex Holdings LP, LLC	Delaware
Crosstex Energy GP, LLC	Delaware
Crosstex Energy GP, L.P.	Delaware
Crosstex Energy, L.P.	Delaware
Crosstex Energy Services GP, LLC	Delaware
Crosstex Energy Services, L.P.	Delaware
Crosstex Pipeline, LLC	Texas
Crosstex Pipeline Partners, L.P.	Texas
Crosstex Gulf Coast Transmission, Ltd.	Texas
Crosstex Gulf Coast Marketing, Ltd.	Texas
Crosstex CCNG Gathering Ltd.	Texas
Crosstex CCNG Marketing Ltd.	Texas
Crosstex CCNG Transmission Ltd.	Texas
Crosstex CCNG Processing Ltd.	Texas
Crosstex Treating Services, L.P.	Delaware
Crosstex Treating Services GP, LLC	Delaware
Crosstex Acquisition Management GP, LLC	Delaware
Crosstex Alabama Gathering System, L.P.	Delaware
Crosstex Mississippi Industrial Gas Sales, L.P.	Delaware
Crosstex Mississippi Pipeline, L.P.	Delaware
Crosstex Seminole Gas, L.P.	Delaware
Crosstex Acquisition Management, L.P.	Delaware

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  Exhibit 21.1
List of Subsidiaries